SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Wm. WRIGLEY Jr. Company

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Wm. WRIGLEY Jr. Company Wrigley Building · 410 North Michigan Avenue · Chicago, Illinois 60611
NOTICE OF ANNUAL MEETING
To the Stockholders:

     The 100th Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Sixth Floor, Chicago, Illinois, on Tuesday, March 11, 2003, at 9:00 a.m., Central Standard Time, for the following purposes:

1.	To elect three Class I Directors to serve on the Board until the annual meeting in 2006;
2.	To ratify the appointment of independent auditors for the year ending December 31, 2003; and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at the close of business on Wednesday, January 15, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
Your copy of the 2002 Annual Report of the Wm. Wrigley Jr. Company is enclosed.
     You can help your Company prepare for the Annual Meeting by voting your proxy as soon as possible. You may vote your proxy by marking, signing and dating the accompanying proxy card and returning it as soon as possible. For your convenience, a return envelope is enclosed with postage paid. Or, you can vote electronically over the telephone or the Internet as described on the accompanying proxy card.

By Authorization of the Board of Directors,
HOWARD MALOVANY, Vice President, Secretary and General Counsel
Chicago, February 11, 2003

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

     Proxy Statement for the

Annual Meeting of Stockholders of the

WM. WRIGLEY JR. COMPANY

To Be Held on Tuesday, March 11, 2003

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M., TUESDAY, MARCH 11, 2003

GENERAL

     SOLICITATION OF PROXIES. The accompanying proxy is solicited by the Board of Directors (the “Board”) of the Wm. Wrigley Jr. Company (the “Company”) in connection with the Annual Meeting of Stockholders (the “Meeting”) to be held at 9:00 a.m., Central Standard Time, on Tuesday, March 11, 2003. This proxy statement, the enclosed proxy card and a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2002 are being mailed on or about February 11, 2003 to stockholders of record as of January 15, 2003.

     COSTS OF SOLICITATION. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company, who will not be specifically compensated for doing so, may solicit proxies by telephone, telegram, facsimile, e-mail or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company’s Common and Class B Common Stock.

     OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on Wednesday, January 15, 2003, are entitled to notice of and to vote at the Meeting. As of January 15, 2003, there were 183,661,522 shares of Common Stock and 41,537,206 shares of Class B Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on each matter presented.

     VOTE REQUIRED FOR APPROVAL. Holders of shares of Common Stock and Class B Common Stock will vote together as a single class with respect to Proposals 1 and 2, the only business the Board intends to present to the Meeting. Each proposal requires affirmation by a majority of the votes eligible to be cast by holders of shares represented at the Meeting in person or by proxy. Proposal 1 votes may be cast by a stockholder in favor of the nominees or withheld. Proposal 2 votes may be cast by a stockholder in favor of or against the Proposal or a stockholder may elect to abstain. Votes withheld and abstentions are deemed present at the Meeting, are counted for quorum purposes and will have the same effect as a vote against the matter. Broker nonvotes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

     VOTING YOUR PROXY. Properly executed proxies received by the Company prior to the Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Meeting will be voted FOR Proposals 1 and 2. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the Meeting and voting your shares in person. Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders may also return their proxies by using the toll free telephone number or Internet voting procedure included with the proxy card. These procedures comply with applicable state law to ensure stockholder identities are authenticated and voting instructions are properly recorded and confirmed.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

     The full Board is comprised of nine Directors. The Board is divided into three classes, each class having three Directors. The term of the existing Class I Directors, John F. Bard, Howard B. Bernick and Melinda R. Rich expires at the Meeting. Class II Directors, Thomas A. Knowlton, Steven B. Sample and Alex Shumate serve until the annual meeting in 2004 and the Class III Directors, Penny Pritzker, Richard K. Smucker and William Wrigley, Jr. serve until the annual meeting in 2005.

     The election of the Class I Directors will take place at the Meeting. At its meeting of January 28, 2003, the Board approved the recommendation of the Corporate Governance Committee (formerly the Nominating Committee) that three Class I Directors be elected for a three year term, and that the full Board remain comprised of nine Directors for the ensuing year.

     If elected, each of the three Class I Director nominees will serve on the Board until the annual meeting in 2006, or until their successors are duly elected and qualified in accordance with the Company’s By-laws. All nominees are currently Class I Directors of the Board. If any of the three nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person(s) as may be designated by the Board or the proxy committee. Management has no reason to believe that any of the three nominees for election named below will be unable to serve.

     Election of the Class I Director nominees to the Board requires affirmation by a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as a single class.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
VOTE FOR ALL THREE NOMINEES LISTED BELOW.

Nominees For Election as Class I Directors With Terms Expiring in 2006:

John F. Bard
Mr. Bard, 61, a Director of the Company since 1999, was Senior Vice President from 1991 until 1999 and Executive Vice President from 1999 until 2000, when he retired from the Company. Mr. Bard is also a Director of Weight Watchers International, Inc.

Howard B. Bernick
Mr. Bernick, 50, has been a Director of the Company since August 2001 and is a member of the Audit and Compensation Committees. He has been a Director of Alberto-Culver Company, a global manufacturer, marketer and distributor of beauty and hair care products, since 1986 and has been its President and Chief Executive Officer since 1994.

Melinda R. Rich
Ms. Rich, 45, has been a Director of the Company since 1999 and is a member of the Audit and Corporate Governance Committees. She has been President of Rich Entertainment Group since 1994; Executive Vice President of Innovation since 1997, and, a Director since 1998 of Rich Products Corporation, Buffalo, New York, a multinational, privately-held, family-owned manufacturer and distributor of nondairy and frozen food products. Ms. Rich is also a Director of M&T Bank Corporation, Buffalo, New York.

Continuing Class II Directors With Terms Expiring in 2004:

Thomas A. Knowlton
Mr. Knowlton, 56, has been a Director of the Company since 1996 and is Chairman of the Compensation Committee. He has been Dean of the Faculty of Business at Ryerson University, Toronto, Canada since 2000. He was Executive Vice President of the Kellogg Company from 1992 until 1998 and was President-Kellogg North America from 1994 until 1998.

Steven B. Sample
Dr. Sample, 62, has been a Director of the Company since 1997 and is a member of the Compensation and Corporate Governance Committees. He has been President of the University of Southern California since 1991. Dr. Sample is a Director of Unova, Inc., AMCAP Fund Inc., American Mutual Fund, Inc. and Advanced Bionics Corporation.

Alex Shumate

Mr. Shumate, 52, has been a Director of the Company since 1998 and is a member of the Audit and Compensation Committees. He has been a partner of the law firm Squire, Sanders & Dempsey, L.L.P., resident in Columbus, Ohio, since 1988, and its Managing Partner since 1991. Mr. Shumate is also a Director of The Limited, Inc. and Nationwide Financial Services, Inc.

Continuing Class III Directors With Terms Expiring in 2005:

Penny Pritzker
Ms. Pritzker, 43, has been a Director of the Company since 1994 and is Chairman of the Corporate Governance Committee. She has been Chairman of Classic Residence by Hyatt, an affiliate of Hyatt Corporation, since 1987 and President of Pritzker Realty Group L.P., which acts as an investment advisor in the acquisition and development of real estate, since 1991. Ms. Pritzker is also a Director of Hyatt Corporation and Hyatt International Corporation and a private investor.

Richard K. Smucker
Mr. Smucker, 54, has been a Director of the Company since 1988 and is Chairman of the Audit Committee. He has been Co-Chief Executive Officer since 2001 and President and a Director of The J.M. Smucker Company, a manufacturer of food spreads and food spread-related items, since 1987 and 1975, respectively. Mr. Smucker is also a Director of The Sherwin-Williams Company.

William Wrigley, Jr.
Mr. Wrigley, Jr., 39, a Director of the Company since 1988, has been President and Chief Executive Officer since 1999, was Vice President of the Company from 1991 to 1999 and was Assistant to the President from 1985 to 1992.

Security Ownership of Directors and Executive Officers

     The following table sets forth the beneficial ownership of Company Common Stock and Class B Common Stock as of January 15, 2003, for each Director and nominee, the Chief Executive Officer, the next four most highly compensated executive officers, and for all Directors and executive officers as a group.

Name	Common Stock(1)		Common Stock Units(2)	Options Currently Exercisable or within 60 days	Class B Common Stock*

John F. Bard	2,426		15,956	79,250	0
Howard B. Bernick	10,000		2,797	750	0
Thomas A. Knowlton	5,000		5,478	750	0
Penny Pritzker	400		18,053	750	0
Melinda R. Rich	1,367		4,160	750	0
Steven B. Sample	2,000		4,446	750	0
Alex Shumate	200		3,762	750	0
Richard K. Smucker	7,308		33,434	750	0
William Wrigley, Jr.	38,134,624	(3)	9,393	179,750	24,705,570	(3)
Peter R. Hempstead	0		27,435	105,500	0
Ronald V. Waters	5,288		18,486	85,500	0
Gary E. McCullough	11,181		997	75,500	0
Darrell Splithoff	8,116		123	24,500	0

All directors and executive
officers as a group (32)	38,331,859	(4)	282,655	855,250	24,725,474	(4)

(1)	Includes restricted shares held by Directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown. No Director or executive officer, except Mr. Wrigley, Jr., owns more than one tenth of one percent of the total outstanding shares of either class of Common Stock. Mr. Wrigley, Jr. beneficially owns 20.76% of the shares of Common Stock outstanding and 59.48% of the shares of Class B Common Stock outstanding.

(2)	Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under the Deferred Compensation Plan for Non-employee Directors and the Stock Deferral Plan for Non-employee Directors, a complete description of which is set forth under the heading “Compensation of Directors” in this proxy statement, or credited pursuant to deferred compensation elections under various programs of the Company’s 1997 Management Incentive Plan, as amended.

(3)	Includes 36,902,990 shares of Common Stock and 23,999,832 shares of Class B Common Stock held by various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and also includes 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting and investment power over the shares listed with the exception of 509,664 shares of Common Stock and 254,832 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has shared investment power, 9,656,988 shares of Common Stock and 4,941,338 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to irrevocable proxies granted to him which terminate on September 25, 2005, but as to which he has no investment power, and 960,000 shares of Common Stock and 480,000 shares of Class B Common Sock as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Of the total shares shown for Mr. Wrigley, Jr., he disclaims any beneficial interest in 30,961,630 shares of Common Stock and 17,773,239 shares of Class B Common Stock.

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(4)	Includes 511,909 shares of Common Stock and 254,904 shares of Class B Common Stock over which members of the group have shared voting or investment power.
*	Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming conversion of the shares of Class B Common Stock into shares of Common Stock, the percentage of Common Stock owned beneficially would be 30.16% for Mr. William Wrigley, Jr. and 30.67% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as a result of the conversion.

Security Ownership of Certain Beneficial Owners
     As of January 15, 2003, the Company’s records and other information available from outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock or Class B Common Stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of either class of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership

	Common Stock*		Class B Common Stock

Name	Shares	Percent of Class	Shares	Percent of Class

William Wrigley, Jr. (1)	38,314,374	20.86	24,705,570	59.48
410 N. Michigan Avenue
Chicago, Illinois 60611
James S. Offield and	3,489,040	1.90	5,850,232	14.08
Paxson H. Offield (2)
410 N. Michigan Avenue
Chicago, Illinois 60611
William J. Hagenah III (3)	10,347,308	5.63	5,306,878	12.77
One Northfield Plaza
Northfield, Illinois 60093

Due to their substantial stock holdings, the above-listed stockholders may each be deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission.
(1)	The shares listed in the table above include 36,902,990 shares of Common Stock and 23,999,832 shares of Class B Common Stock held by various trusts for the benefit of Mr. Wrigley, Jr. and/or members of his family and 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock held by a corporation. Mr. Wrigley, Jr. has sole voting and investment power over the shares listed with the exception of 509,664 shares of Common Stock and 254,832 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has shared investment power, 9,656,988 shares of Common Stock and 4,941,338 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to irrevocable proxies granted to him which terminate on September 25, 2005, but as to which he has no investment power, and 960,000 shares of Common Stock and 480,000 shares of Class B Common Stock as to which Mr. Wrigley, Jr. has sole voting power pursuant to an irrevocable proxy granted to him of indeterminate duration (depending on the occurrence of certain events), but as to which he has no investment power. Of the total shares shown for Mr. Wrigley, Jr., he disclaims any beneficial interest in 30,961,630 shares of Common Stock and 17,773,239 shares of Class B Common Stock.

See also footnote 1 on page 5. Common Stock total above includes Exercisable Options (see table on page 5) and excludes the nonvoting Common Stock Units (see footnote 2 on page 5) .
(2)	Of the shares listed, James S. Offield has sole voting and investment power over 96,275 shares of Common Stock; Paxson H. Offield has sole voting and investment power over 697,666 shares of Common Stock and 793,896 shares of Class B Common Stock. Also, of the shares listed, James S. Offield

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and Paxson H. Offield share with each other and/or with other parties voting and investment power over 2,695,099 shares of Common Stock held in various family trusts and by a charitable foundation and 5,056,336 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, James S. Offield disclaims beneficial ownership of 1,432,587 shares of Common Stock held in various family trusts and by the foundation and 2,632,840 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield disclaims beneficial ownership of 2,365,017 shares of Common Stock held in various family trusts and by the foundation and 3,382,694 shares of Class B Common Stock held in various family trusts.

(3)	According to a Schedule 13D filed by Mr. Hagenah on December 5, 2002, and amended on January 27, 2003, Mr. Hagenah has sole voting power over 50,320 shares of Common Stock and 45,540 shares of Class B Common Stock, sole investment power over 9,707,308 shares of Common Stock and 4,986,878 shares of Class B Common Stock, and shared voting and investment power over 640,000 shares of Common Stock and 320,000 shares of Class B Common Stock.

*	Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 30.24% for Mr. William Wrigley, Jr., 4.93% for the Offield Family, and 8.28% for Mr. William J. Hagenah III.

     In addition to the shareholders set forth on page 6, Putnam Fiduciary Trust Company holds 4,685,773 shares (2.55%) of Common Stock and 709,565 shares (1.71%) of Class B Common Stock as Trustee (the “Trustee”) under the Wrigley Savings Plan (the “WSP”, formerly the Special Investment and Savings Plan for Wrigley Employees). In accordance with the terms of the WSP, the Trustee must vote the shares as directed by proxies submitted by participants.

Meetings and Committees of the Board
The Board has three standing Committees: Audit, Compensation and Corporate Governance. All committees are comprised solely of non-employee, independent Directors.
     Audit Committee. This Committee has four members and it met five times in 2002. It annually appoints the independent auditors; reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting, internal controls and compliance with Company policies; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

     Compensation Committee. This Committee has four members and it met four times in 2002. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and Chief Executive Officer; sets and administers the terms and policies of the Company’s 1997 Management Incentive Plan, as amended (and underlying programs); determines annually whether or not an Executive Incentive Compensation Program should be established for the succeeding year; and performs any other functions or duties deemed appropriate by the Board.

     Corporate Governance Committee. This Committee has three members and it met two times in 2002. It considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; generally monitors the Company’s corporate governance system, and performs any other functions or duties deemed appropriate by the Board.

     The Corporate Governance Committee will accept for consideration stockholders’ nominations for Directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to

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his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than October 15, 2003 in order to be considered for the next annual election of Directors.

     During 2002 there were five regularly scheduled and six special meetings of the Board. All Directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

Compensation of Directors

     For 2002, non-employee Directors received an annual cash retainer of $40,000. Each Board committee chair received an additional annual retainer of $5,000. No additional fees are paid for attending Board and Board committee meetings or serving on a Committee of the Board. Directors who are employees of the Company receive no compensation for services as Directors.

     Under the Stock Option Program of the 1997 Management Incentive Plan, as amended, each non-employee member of the Board of Directors receives a stock option having a calculated Black-Sholes value approximately equal to the non-employee Director’s annual retainer. In May 2002 each non-employee Director received a grant of 2,500 stock options at the fair market price on the date of grant, or $58.14.

     A Deferred Compensation Plan for Non-employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their total retainer fees. Deferred amounts may be invested, through a grantor trust, in the form of share units (each share unit is equivalent to a share of the Company’s Common Stock) or money credits deposited in one or more funds offered by the plan’s trustee. Such deferred amounts are generally distributed at the earlier of age 70 or retirement in a lump sum or in equal annual installments over a period not to exceed fifteen years, or in the combination chosen by the Director.

     The Stock Deferral Plan for Non-employee Directors has been in effect since 1988. This plan is designed not only to provide a deferred benefit for non-employee Directors, but also to increase the Directors’ beneficial ownership in the Company and more closely align their interest in the long-term growth and profitability of the Company with that of the stockholders. Following the conclusion of each business year the deferred stock accounts of each non-employee Director is credited with a number of share units with a value equivalent to the annual Board retainer in effect on the last business day of such year. Dividend equivalents, equal in value to dividends paid on the Company’s Common Stock, are also credited on the share units accumulated in the plan, and converted into additional units. Upon retirement participants receive actual shares, either in a lump sum or over a period not to exceed fifteen years. In accordance with the plan, each participant’s account was credited with 729 share units on January 2, 2003. The aggregate number of share units held by each non-employee Director appears in the “Common Stock Units” column in the table under the heading “Security Ownership of Directors and Executive Officers” on page 5.

     The Company maintains a Non-employee Directors’ Death Benefit Plan pursuant to which a Director’s beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the plan, a Director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance to fund the cost of the plan. All non-employee Directors participate in this plan.

PROPOSAL 2

THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT AUDITORS

     At its meeting of October 22, 2002, the Audit Committee recommended and approved the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2003, subject to ratification by the stockholders, to examine the 2003 consolidated financial statements of the Company. Accordingly, the stockholders are asked to ratify such appointment at the Annual Meeting.

This will require affirmation by a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

     It is expected that representatives of Ernst & Young LLP will attend the Meeting and be available to make a statement or respond to appropriate questions.

YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board (the “Committee”) is responsible for establishing the base salary, incentive compensation and any other compensation of the Company’s Chairman of the Board, if any, and of the President and Chief Executive Officer; for setting and administering the terms and policies of the Company’s 1997 Management Incentive Plan, as amended; for determining annually whether or not an Executive Incentive Compensation Program should be established for the succeeding year; and for performing any other functions or duties deemed appropriate by the Board.

Compensation Principles

     The Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated to ensure the Company remains competitive and maintains its ability to attract and retain superior key employees. The Committee believes that the most effective executive compensation program is one that provides incentives to achieve specific annual, long-term and strategic goals of the Company, with the ultimate objective of improving stockholder value. The Committee believes executive compensation should include cash and stock-based programs that reward performance as measured against these goals.

     Annual and longer term incentive-based executive compensation is structured to encourage and reward a high performance environment, achievement, initiative, innovation, communication and teamwork. Ownership and retention of the Company’s Common Stock by key employees helps to more directly align their interests with those of the stockholders.

Base Salaries

     President and Chief Executive Officer. The Committee sets the base salary, incentive and any other compensation of the President and Chief Executive Officer. The Committee receives an annual base salary analysis from the Company’s Compensation Manager on all aspects of Mr. Wrigley, Jr.’s remuneration and its relationship to comparative salary survey data reflecting current market practice. During its review, the Committee primarily considers the Company’s overall performance (including unit sales, earnings growth, and total stockholder return), adherence to the Company’s strategic plan, the development of sound management practices, and the succession of skilled personnel.

     Senior Executive and Salaried Employees. Consistent with the salary structure for the Chief Executive Officer confirmed by the Committee, the base salaries of the Company’s next four most highly compensated senior executive officers and all other elected officers are determined by the President. The same principles used in setting the base salary range of the Chief Executive Officer and the other senior executive officers are also used for all other salaried employees to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position using three criteria: accountability, know-how, and problem-solving ability. These ranges are then compared to independently obtained salary surveys. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 125% of the competitive base salary established for each position.

Management Incentive Plan

     The Wm. Wrigley Jr. Company 1997 Management Incentive Plan (the “MIP”), approved by stockholders at the 1997 Annual Meeting and amended by the stockholders at the 2002 Annual Meeting, is a flexible, omnibus plan. The MIP gives the Committee the latitude to design cash and stock-based incentive compensation programs (the “MIP Programs”) to promote high performance and achievement of corporate goals by key employees and allow them to participate in the long-term growth and profitability of the Company. For stock-based programs under the MIP, the Committee may grant participants shares of the Company’s Common Stock, share units, stock options, stock appreciation rights, performance units, performance bonuses, or any combination. In making these grants, the Committee will establish any conditions or restrictions, as appropriate, and provide for deferral pursuant to appropriate written elections.

     Any award of stock under the MIP Programs is at the fair market value at the time of the award. Stock grants were awarded by the Committee in January 2002 under the Stock Award Program for performance in fiscal year 2001. In addition, stock grants were awarded in February 2002 under the Long-Term Stock Grant Program for the five-year performance cycle ending in 2001. Awards, if any, granted in February 2003 under the Stock Award Program for fiscal year 2002 and under the Long-Term Stock Grant Program for the five-year performance cycle ending in 2002, are made under the programs of the MIP described below:

     Executive Incentive Compensation Program. The Executive Incentive Compensation Program (“EICP”) is an annual cash incentive compensation program under the MIP, and those key employees eligible to participate in the EICP are considered and approved by the Committee prior to the beginning of each fiscal year.

     The EICP is designed to encourage initiative and creativity in the achievement of annual corporate and unit goals, the attainment of high performance personal goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to attract and retain highly skilled managers and competitively reward them with variable performance-measured cash compensation.

     The EICP adopted for 2002 included various incentive levels based on the participant’s accountability and impact on Company operations, with target award opportunities ranging from 15% to 95% of the participant’s base salary. Awards for actual performance, if earned, may range from 50% below to 75% above the established target award.

     Each participant is assigned performance elements based on the participant’s accountability and impact on overall operations. Personal performance for each participant is weighted at 25% of target. A performance element, based on the individual’s business unit goal, if assigned, may vary from 25% to 50% of target. For all participants, a performance element based on the degree to which the Company achieves certain global strategic and operational goals is also included, which may vary from 25% to 75% of a participant’s total target.

     In rating the performance of Mr. Wrigley, Jr., the Committee’s evaluation is based on global, strategic and operational goal performance, his personal performance, his overall effectiveness in guiding the affairs of the Company and progress toward longer-range objectives and strategies.

     Under the EICP for 2002, the global performance element was made up of three parts: (1) unit volume, (2) earnings per share, and (3) a combined return on invested capital and sales revenue growth. The unit volume goal had a relative weight of 25%, the earnings per share goal had a relative weight of 50% and the combined return on invested capital and sales revenue growth goal had a relative weight of 25%. Any awards to be made under the EICP for performance in 2002 will be determined and paid by the Committee in February 2003 and will be reported in the Proxy Statement for the 2004 Annual Meeting.

     At its meeting of February 20, 2002 the Committee reviewed all global goals for the year ended December 31, 2001 and determined that the award for 2001 performance was above the established target award for the global element. Awards made at that meeting to the Chief Executive Officer and the next four most highly compensated executive officers are shown in column (d) of the Summary Compensation Table on page 14 as 2001 compensation.

     An EICP for 2003 was approved by the Compensation Committee at its October 22, 2002 meeting. Any awards under the 2003 EICP will be determined in February 2004 and will be reported in the Proxy Statement for the 2005 Annual Meeting.

     Participants may defer all or any part of their EICP award and have such amounts credited to their deferral account as share units or money credits, or a combination of both, in accordance with procedures set forth in the deferral program under the EICP.

     Long-Term Stock Grant Program. The Long-Term Stock Grant Program was established in January 1993. This program provides another opportunity for executive officers and certain other designated key employees to increase their stake in the Company through grants of Common Stock based on a five-year performance cycle. The program provides participants with target stock grant opportunities ranging in value from 25% to 65% of base salary. Actual awards, if earned, may range from 50% below to 50% above target depending on performance which is measured by the ratio of the Company’s total stockholder return and the total stockholder return for the S&P 500 Packaged Food Group for the applicable performance period. Awards are earned at the target level if the Company’s total stockholder return equals the S&P 500 Packaged Food Group total stockholder return for such period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than two percent (2%) of the Company’s average annual growth in total stockholder value during any such period.

     Any shares awarded under this program are held in the Company’s custody and restricted as to transfer or sale until one year after the date the shares were awarded, except in cases of retirement, disability, or death. Voting and dividend rights inure to the recipient upon award. Alternatively, prior to any such grant cycle, participants may elect to defer receipt of all or any portion of their awards in the form of share units. After one year following award, participants may transfer any amount deferred to other investment options available under a grantor trust for which Putnam Fiduciary Trust Company is the Trustee.

     On February 20, 2002 the Committee determined that the performance ratio of the Company’s total shareholder return to the total shareholder return for the S&P 500 Packaged Food Group for the five-year cycle 1997-2001 exceeded the target level. Awards granted on February 20, 2002 for the 1997-2001 cycle to the Chief Executive Officer and the next four most highly compensated executive officers appear in column (e) of the Summary Compensation Table on page 14 as 2001 compensation.

     Awards, if any, for the five-year cycle 1998-2002, will be determined by the Committee at its meeting in February 2003 and any awards will be reported in the proxy statement for the 2004 Annual Meeting. A grant under this program for the 2002-2006 performance cycle was also approved by the Committee on February 20, 2002 and is indicated in the Long-Term Stock Grant Program table on page 16.

     Stock Award Program. Under this program, EICP participants may be awarded shares of the Company’s Common Stock comparable in value to the present value of 1.5% of the participant’s average EICP award received in the prior three years multiplied by such participant’s years of service, and reduced by the present value of prior awards under this program.

     Additionally, those EICP participants who are not eligible to participate in The Wrigley Savings Plan (formerly The Special Investment and Savings Plan for Wrigley Employees, a typical defined contribution plan for all employees) are instead eligible to receive an award of the Company’s Common Stock equal to 5% of their base salary.

     Awards granted to the Chief Executive Officer and the next four most highly compensated executives on January 23, 2002 for fiscal year 2001 appear in column (e) of the Summary Compensation Table on page 14 as 2001 compensation. Awards, if any, for 2002 service have not been determined as of the date of this proxy statement and, if paid, will be reported in the proxy statement for the 2004 Annual Meeting.

     Participants receiving shares under this program may elect to receive or reinvest dividends on the shares awarded, with the shares being retained in the Company’s custody and subject to restriction on sale or transfer until one year after termination of employment, unless due to death, disability or retirement. Alternatively, participants may elect to defer all or any portion of this benefit in the form of share units.

     Wrigley Stock Option Program. The Wrigley Stock Option Program was established in May 1999. Stock options have value only if the share price increases over the grant price. This program enhances the link between the creation of stockholder value and long-term executive incentive compensation, provides an opportunity for increased equity ownership by the executives and enables the Company to maintain competitive levels of total compensation.

     In 2002, shares were granted at an average market price of $57.32 on the date of grant. The majority of the options vest 25% per year over the first four years of the ten-year option term. Options continue to vest according to their terms after termination of employment, as a result of death (subject to a one year limitation), disability or retirement.

     Information regarding stock options granted to or exercised by the Chief Executive Officer and the next four most highly compensated executive officers in 2002 is shown in the tables titled “Option/ SAR Grants in Last Fiscal Year” and “Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values” on pages 15 and 16, respectively, of this proxy statement.

     Deductibility of Executive Compensation. During 2002, the Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Code, with respect to compensation paid to the executive officers named in the Summary Compensation Table. All such compensation paid by the Company during 2002 was fully deductible for federal income tax purposes.

THE COMPENSATION COMMITTEE

Thomas A. Knowlton, Chairman Howard B. Bernick Steven B. Sample Alex Shumate

Five-year Total Stockholder Return

     The following indexed graph and table indicate the Company’s total stockholder return for the five-year period ending December 31, 2002 as compared to the total return for the S&P 500 Composite Index and the S&P 500 Packaged Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indices, is determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. Please note that the graph and table are five-year historical representations and, as such, are not indicative of future performance relative to the Indices.

TOTAL STOCKHOLDER RETURNS
(Dividends Reinvested)

Summary Compensation Table

     The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31 for the Company’s Chief Executive Officer and the next four most highly compensated executive officers.

		Annual Compensation(1)		Long-term Compensation Awards

(a)	(b)	(c)	(d)	(e)	(f)
Name and Principal Position	Year	Salary($)	Bonus($)(2)	Restricted Stock Awards(s) ($)(3)	All Other Compensation ($)(4)

William Wrigley, Jr.(1)	2002	825,000	—	—	29,595
President & CEO	2001	695,833	964,425	950,955	18,092
	2000	637,500	820,470	649,392	13,520

Peter R. Hempstead	2002	465,000	—	—	34,589
Senior Vice President — International	2001	430,000	405,490	537,688	11,108
	2000	402,500	379,912	415,739	215,191

Ronald V. Waters	2002	435,000	—	—	104,177
Senior Vice President and CFO	2001	400,000	377,600	530,921	9,190
	2000	381,250	324,572	412,583	99,854

Gary McCullough(5)	2002	417,500	—	—	23,109
Senior Vice President — Americas	2001	390,000	347,880	490,249	3,262
	2000	312,500	222,321	379,944	99,284

Darrell Splithoff(5)	2002	297,092	—	—	20,334
Senior Vice President — Supply	2001	272,769	216,885	346,374	2,153
Chain and Corporate Development	2000	87,949	64,572	258,303	—

(1)	While each of the named executive officers received certain personal benefits in the years shown, the value of these benefits did not exceed, in the aggregate for any executive officer, the minimum reportable amount, except for Mr. Wrigley, Jr. who, pursuant to a resolution of the Board of Directors, uses corporate aircraft for all air travel. The value of his personal use of aircraft was $57,791 in 2000, $86,056 in 2001 and $193,826 in 2002. Mr. Wrigley, Jr. pays income tax on such value.

(2)	Amounts shown in column (d) are the cash awards to the named individuals under the EICP (including any amounts deferred). Awards to be paid, if any, for 2002 performance are not determined as of the date of this Proxy Statement, and if paid will be reported in the proxy statement for the 2004 Annual Meeting.

(3)	The figures in column (e) for 2001 and 2000 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the Stock Award Program for 2001 and 2000, respectively, and under the Long-Term Stock Grant Program for the five-year performance cycle ending December 31, 2001 and December 31, 2000, respectively. Awards, if any, under the Stock Award Program and the Long-Term Stock Grant Program for 2003 are not yet determined as of the date of this Proxy Statement and, if paid, will be reported in the proxy statement for the 2004 Annual Meeting. Information regarding securities underlying stock options is set forth on page 15 in the table titled “Option/SAR Grants in Last Fiscal Year”.

The aggregate number and dollar value of stock (net of any withholding for tax purposes) awarded from the inception of the Stock Award Program, the Long-Term Stock Grant Program and through deferral elections under the MIP (and its predecessor) as of December 31, 2002 are as follows: William Wrigley, Jr. 31,145 shares and 9,393 share units ($2,224,702); Peter R. Hempstead, 0 shares and 27,435 share units ($1,505,652); Ronald V. Waters, 5,288 shares and 18,486 share units ($1,304,717); Gary E.

14

McCullough, 11,053 shares and 997 share units ($661,304); and Darrell Splithoff, 8,023 shares and 123 share units ($447,069). All shares of stock or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company’s Common Stock. Shares awarded under the Long-Term Stock Grant Program are restricted for a period of one year following award. Shares awarded under the Stock Award Program are restricted until one year following termination of employment, unless due to death, disability or retirement.

(4)	Includes the value of dividends and dividend equivalents paid or reinvested during the year on the aggregate shares and share units held under the various programs of the MIP; certain relocation expenses and a special cash bonus awarded by the Board for the named individuals’ contributions and efforts in the exploration of a business combination with Hershey Foods Corporation.

(5) Messrs. McCullough and Splithoff joined the Company in 2000.
     The Company may provide to key employees who are relocating interest free, fully-secured housing or bridge loans for up to five-years, which are repaid through regular payroll deductions. At December 31, 2002, the Company had a total of $6,078,880 of loans outstanding to all key employees, including a total of $1,662,080 outstanding to nine officers, six of whom are not named in the table above. Under the employee housing loan program three named executive officers had such a loan outstanding during the prior fiscal year with the highest amount outstanding during the year and the balance at December 31, 2002, respectively, as follows: Peter R. Hempstead, $221,250 and $206,250; Ronald V. Waters, $227,500 and $212,500; and Gary E. McCullough, $226,250 and $211,250. All above loans were in effect prior to the July 30, 2002 enactment of regulations prohibiting companies from extending credit to its executive officers. No terms or conditions of any outstanding loans have been modified since such date and the Company has discontinued any further loans under this program for the Company’s elected officers.

Wrigley Stock Option Program
The following tables reflect the activity under the Wrigley Stock Option Program during 2002.
Option/SAR Grants in Last Fiscal Year

	Individual Grants			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($)	Expiration Date	5%($)(1)	10%($)(1)

William Wrigley, Jr.	112,000	5.66	57.32	5/21/2012	4,037,403	10,231,571
Peter R. Hempstead	38,000	1.92	57.32	5/21/2012	1,369,833	3,471,426
Ronald V. Waters	38,000	1.92	57.32	5/21/2012	1,369,833	3,471,426
Gary E. McCullough	38,000	1.92	57.32	5/21/2012	1,369,833	3,471,426
Darrell Splithoff	27,000	1.36	57.32	5/21/2012	973,302	2,466,540

(1)	Figures in columns (f) and (g) are potential pretax values.

     Each option has a ten-year term. Generally, 25% of each option becomes exercisable one year from the date of grant, and 25% each year thereafter until fully exercisable.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)	Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End($)

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired On Exercise(#)	Value Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

William Wrigley, Jr.	—	—	179,750/293,250	$2,294,465	/$	2,062,715
Peter R. Hempstead	—	—	105,500/104,500	1,625,290	/	808,870
Ronald V. Waters	20,000	357,000	85,500/104,500	1,305,690	/	808,870
Gary E. McCullough	—	—	75,500/ 94,500	1,349,500	/	649,070
Darrell Splithoff	—	—	24,500/ 66,500	279,140	/	431,690

(1)	Figures in columns (c) and (e) represent actual and potential pretax values, respectively.

     The range of grant prices of the options in this table is $32.03–$57.32. The closing price of a share of the Company’s stock on December 31, 2002 was $54.88.

Long-Term Stock Grant Program

     The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five-year performance cycle ending December 31, 2006.

Long-Term Incentive Plans — Grants in Last Fiscal Year

			Estimated Future Payouts under Non-Stock Price-Based Plans(1)

(a)	(b)(1)	(c)	(d)	(e)	(f)
Name	Number of Shares, Units or Other Rights(2)	Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

William Wrigley, Jr.	—	2002-2006	4,455	8,910	13,365
Peter R. Hempstead	—	2002-2006	2,330	4,660	6,990
Ronald V. Waters	—	2002-2006	2,170	4,340	6,510
Gary E. McCullough	—	2002-2006	2,115	4,230	6,345
Darrell Splithoff	—	2002-2006	1,545	3,090	4,635

(1)	Estimated future payouts are based on the performance ratio of the Company’s total stockholder return (stock price appreciation plus reinvested dividends) for the five-year performance cycle to the total return for the S&P 500 Packaged Food Group Index for the same period. The threshold amount is 50% of the target and the maximum amount is 150% of the target amount. The target also assumes that the individual named remains employed by the Company and in the same position during the 2002-2006 performance cycle.

(2)	The number of shares, units or other rights granted in 2002 is set forth under column (e) of this table.
16

Pension Plan

     The Wrigley Retirement Plan is a qualified, defined benefit, noncontributory pension plan covering substantially all employees of Wrigley and its domestic associated companies. Credited service accrues from the date of employment.

     Retirement benefits are calculated by multiplying the product of 1.5% times the years of service by the final average eligible pay for the three highest consecutive years in the last ten years before retirement, less 1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

     The table below illustrates various estimated annual pension benefits generated by the plan formula, assuming retirement at the plan’s normal retirement age, when combined with an estimated annual Social Security benefit of $16,500.

			Years of Service

Eligible Remuner- ation	10	20	30	40	50

$200,000	44,310	72,720	101,130	129,540	157,950
250,000	51,810	87,720	123,630	159,540	195,450
300,000	59,310	102,720	146,130	189,540	232,950
350,000	66,810	117,720	168,630	219,540	270,450
400,000	74,310	132,720	191,130	249,540	307,950
500,000	89,310	162,720	236,130	309,540	382,950
600,000	104,310	192,720	281,130	369,540	457,950

     Eligible remuneration for officers is base salary only. The current base salary of the Chief Executive Officer and the next four most highly compensated executive officers is set forth in column (c) in the Summary Compensation Table on page 14. The credited years of service as of December 31, 2002 for each named executive officer are as follows: William Wrigley, Jr., 17; Peter R. Hempstead, 3; Ronald V. Waters, 3; Gary E. McCullough, 2; and Darrell Splithoff, 2.

     To the extent that an individual’s annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code and the regulations thereunder, (including, among others, the limitation on annual benefits payable under a qualified plan ($200,000 in 2002)), such excess benefits may be paid from the Company’s nonqualified, unfunded, noncontributory supplemental retirement plan.

     In August 2001, the Board approved a Change-in-Control Severance Agreement program designed to promote stability and continuity of senior management in the event the Company were to find itself in a change-in-control environment. The Company and each of the executive officers named in the Summary Compensation Table on page 14 of this Proxy Statement, has executed a Change-in-Control Severance Agreement that provides for certain payments to be made to such officers upon a change-incontrol of the Company, as defined in such Agreement. Each Agreement provides that upon a change-incontrol of the Company and a termination of employment (except that the Chief Executive Officer may receive benefits, if, during the one-month period commencing on the first anniversary of the change-incontrol, he voluntarily terminates his employment with the Company), each executive officer named in the Summary Compensation Table on page 14 of this Proxy Statement would receive a lump sum payment equal to three times the sum of the executive’s then base salary and the highest annual bonus earned in the prior three years; a lump sum payment in an amount sufficient to offset any effects of any excise tax under Section 4999 of the Internal Revenue Code; continuation of welfare benefits for up to three years; payment of awards under any long-term performance plans, pro rata, based on target performance levels; accelerated vesting of all stock options; and three years of credited service under the Company’s qualified and nonqualified defined benefit pension plans. Copies of these Agreements were set forth in an exhibit to the Company’s Form 8-K filed in August 2001.

AUDIT COMMITTEE DISCLOSURE

     The Audit Committee of the Board is responsible for, among other things, the appointment of the independent auditors for the Company; reviewing with the auditors the plan and scope of the audit and audit fees; the monitoring of the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all members of the Audit Committee are independent.

     In October 2002, the Audit Committee approved and adopted an amended Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

     Fees for the year ended December 31, 2002 were: audit — $1,600,000; audit related — $700,000; all other nonaudit (tax planning and services) — $1,500,000; and financial information systems design and implementation — $0.

Report of the Audit Committee

     In connection with the December 31, 2002 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61; (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1; (4) reviewed and discussed with the auditors the Company’s critical accounting policies, alternate financial reporting and material communications between the auditors and management, if any; and (5) reviewed the Company’s Disclosure Control Process. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Richard K. Smucker, Chairman Howard B. Bernick Melinda R. Rich Alex Shumate

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company’s executive officers, Directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges. Copies of these reports must also be furnished to the Company.

     Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 2002 its executive officers, Directors and 10% holders complied with all filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2004 Annual Meeting of Stockholders, the proposal must be in proper form and received by the Secretary of the Company on or before October 15, 2003. In addition, if a stockholder intends to present a proposal for action at the 2004 Annual Meeting of Stockholders, the stockholder must provide the Company with notice thereof between November 11, 2003 and December 11, 2003.

OTHER BUSINESS

     The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

Howard Malovany, Vice President, Secretary and General Counsel

Chicago, February 11, 2003

Appendix A

AUDIT COMMITTEE CHARTER
FOR
WM. WRIGLEY JR. COMPANY

Organization

     The Audit committee of the Board of Directors shall be comprised of at least three directors each of whom is independent of management and the Company. Members of the Audit committee shall be considered independent if, among other things, they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, they accept no consulting, advisory or fee other than Director remuneration from the Company, and sit on no more than a total of three audit committees, including the Company’s. All Audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise, both as interpreted by the Company’s Board of Directors in its business judgment and in accord with applicable law and regulations.

Statement of Policy

     The Audit committee’s role is to oversee and monitor Company management’s and the independent auditor’s participation in the financial reporting and public disclosure process to ensure their integrity. The Audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting and the Company’s reporting practices and the quality of its financial reports. In so doing, it is the responsibility of the Audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the management of the Company.

Responsibilities

     In carrying out its responsibilities, the Audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     The Audit committee will:

  Obtain the full Board of Directors’ approval of this Charter and review and reassess this Charter as conditions dictate, but at least annually.
  Review and approve the appointment, compensation, or termination, of the independent auditors to be, or which have been, selected to audit the financial statements of the Company, its divisions and subsidiaries.
  Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit committee, as the shareholders’ representatives, and it is the Audit committee who has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.
  Meet with the independent auditors and financial management of the Company to review (1) the scope of the proposed audit and timely quarterly reviews for the current year and (2) the procedures to be utilized to carry out the audit and reviews. At the conclusion of such audit or review any comments or recommendations of the independent auditors will be considered.
  Review with the independent auditors and the Company’s internal auditor and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs, and consider any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, unless delegated to another committee of the Company’s Board of Directors, the Audit committee periodically should review Company policy statements to determine their adherence to the Code of Business Conduct.

  Review and approve disclosure controls and procedures.
  Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.
  Review reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.
  Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.
  Approve or pre-approve annually all audit and non-audit services to be performed by the independent auditors. The Committee may delegate pre-approval authority to a member of the Committee, provided that any decisions of such member shall be presented to the Committee at its meeting immediately following any exercise of such authority.
  Be responsible for resolving any disagreement between management and the independent or internal auditors regarding financial reporting.
  Review with management and the independent auditors the financial statements and disclosures contained in the annual report to shareholders, and annual and quarterly reports and other reports required to be filed by the Securities and Exchange Commission, to determine that the independent auditors are satisfied that the financial statements and other disclosures contained in such reports or filings are presented fairly in all material respects and otherwise comply with applicable law and regulation. Review with financial management and the independent auditors the results of their timely analysis of significant reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability of accounting principles. The review would include such matters as the consistency of the application of the Company’s accounting policies and the clarity, consistency, and completeness of the Company’s accounting information contained in the financial statements and related disclosures, as well as items that have a significant impact on the representational faithfulness, verifiability, neutrality, and consistency of the accounting information included in the financial statements.
  Provide sufficient opportunity for each of the internal and independent auditors to meet separately with the members of the Audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
  Report the results of the annual audit to the Board of Directors. If requested by the board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors’ questions.
  On an annual basis, obtain from the independent auditors a written communication delineating all relationships and professional services between the independent auditors and the Company as required by Independence Standards Board Standard No. 1 — Independence Discussions with Audit Committees as well as a report describing the independent auditor’s internal quality-control procedures. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  Review the matters discussed at each Audit committee meeting with the Board of Directors.
  Investigate any matter brought to its attention within the scope of its duties, with full access to all books, records, facilities and personnel of the Company, with the power to retain outside advisors for this purpose if, in its judgment, that is appropriate.
  Review and approve the Company’s disclosure with respect to the Audit Committee in the proxy statement for its annual meeting of shareholders. In addition, include a copy of this Charter in the proxy statement at least triennially or the year after any significant amendment to the Charter.
  On an annual basis, as required by the applicable regulating agency, submit a written confirmation regarding (1) any determination that the Company’s Board of Directors made regarding the independence of the members of the Audit Committee, their financial literacy or financial management expertise and (2) the Committee’s annual review and assessment of the adequacy of the Committee’s Charter.
  Establish a clear hiring policy for the Company with respect to employees or former employees of the independent auditors.
  Perform at least annually an evaluation of the Committee’s performance and determine whether it is functioning effectively.

|X|	Please mark your votes as in this example.	6700

This proxy card represents all shares of Wrigley stock (both Common and Class B Common) held in the registration indicated below.

For employee stockholders, this includes your shares held in the Wrigley Savings Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.					THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR ITEM 2.

		FOR	WITHHOLD				FOR	AGAINST	ABSTAIN
1.	Election of Directors (Terms Expire in 2006)	|_|	|_|	The nominees are: 01 John F. Bard 02 Howard B. Bernick 03 Melinda R. Rich	2.	Ratification of appointment of independent auditors Ernst & Young LLP for the year ending 12/31/03.	|_|	|_|	|_|

For all nominee(s) except vote withheld from the following:

Change of Address (see reverse)
|_|

Note:	Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

SIGNATURE(S)		DATE

^ FOLD AND DETACH HERE ^

Wm. Wrigley Jr. Company stockholders can now vote their shares over the telephone or the Internet. This eliminates the need to return the proxy card.
To vote your shares over the telephone or the Internet you must have your proxy card and Social Security Number available. The Voter Control Number that appears in the box above must be used in order to vote by telephone or over the Internet. These systems can be accessed 24 hours a day, seven days a week up until the day prior to the meeting.

1.	To vote over the telephone: On a touch-tone telephone call toll free 1-877-PRX-VOTE (1-877-779-8683). If you are calling from outside the United States, you may call 1-201-536-8073.
2.	To vote over the Internet: Log on to the Internet and go to the web site http://www.eproxyvote.com/wwy
Your vote over the telephone or the Internet instructs the Trustee in the same manner as if you marked, signed, dated and returned your proxy card.
If you choose to vote your shares over the telephone or the Internet, there is no need for you to mail back your proxy card.
Your vote is important. Thank you for voting.

Wm. WRIGLEY Jr. Company	PROXY CARD

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 11, 2003.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors, and FOR the appointment of Auditors.

The stockholder represented herein appoints William Wrigley, Jr., Richard K. Smucker, Howard Malovany or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held at the Gleacher Center, Chicago, Illinois, on March 11, 2003, at 9:00 a.m., and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Your vote is Important!
Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

Change of address:

(If you have written in the above space, please mark the “Change of Address” box on the reverse side of this proxy card.)

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WRIGLEY BUILDING • 410 N. MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611
Telephone: 312-644-2121 • Internet: http://www.wrigley.com

February 11, 2003

Dear Stockholder:

You are cordially invited to attend the 100th Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, which will be held at the University of Chicago, Gleacher Center, 450 North Cityfront Plaza Drive, Sixth Floor, Chicago, Illinois, at 9:00 a.m., on Tuesday, March 11, 2003.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Whether or not you plan to attend this meeting, please sign, date and return your proxy card above, or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.

Sincerely,

WILLIAM WRIGLEY, JR. President and Chief Executive Officer